As filed with the Securities and Exchange Commission on July 16, 2009

                                                     Registration No. 333-159383
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         Post-Effective Amendment No. 1
                                       to
                             REGISTRATION STATEMENT
                                Under Schedule B
                                       of
                           THE SECURITIES ACT OF 1933

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                            The State Treasury of the
                               Republic of Poland
                              (Name of Registrant)

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                    Consul General of the Republic of Poland
                               233 Madison Avenue
                               New York, NY 10016
           (Name and address of authorized agent in the United States)

                   It is requested that copies of notices and
                 communications from the Securities and Exchange
                             Commission be sent to:

                      Francis Fitzherbert-Brockholes, Esq.
                                White & Case LLP
                               5 Old Broad Street
                                 London EC2N 1DW
                                     England

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    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   The securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Releases Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

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
                                EXPLANATORY NOTE

   This Post-Effective Amendment to the registrant's Registration Statement on Schedule B (File No. 333-159383), declared effective by the Securities and Exchange Commission on July 2, 2009, is being filed solely to file the new or amended Exhibit (A) and Exhibit (B) indicated in the Contents of the Registration Statement section of Part II. No change is made to Part I of the Registration Statement or any other section of Part II of the Registration Statement.

                                     PART II

         CONTENTS OF POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION
                                    STATEMENT

The Registration Statement consists of:

(1)  Facing sheet

(2)  Cross Reference sheet

(3)  Part I consisting of the Prospectus

(4)  Part II consisting of pages numbered II-1 through II-4

(5)  The following exhibits:

     (A) Fiscal Agency Agreement dated July 15, 2009 among the State Treasury of the Republic of Poland, represented by the Minister of Finance, Citibank N.A., London, and Dexia Banque Internationale a Luxembourg, societe anonyme

     (B) Form of Note (attached to the Fiscal Agency Agreement under A above)

     (C) Form of Underwriting Agreement(*)

     (D) Opinion of the Director of the Legal Department, Ministry of Finance, Republic of Poland as to the legality of the securities(*)

     (E) Opinions of White & Case LLP, U.S. counsel, and White & Case W. Danilowicz, W. Jurcewicz i Wspolnicy - Kancelaria Prawna Spolka Komandytowa, Polish counsel, to the Republic of Poland as to the legality of the securities(*)

     (F) The consent of the Director of the Legal Department, Ministry of Finance, Republic of Poland(*)

     (G) The consents of White & Case LLP and White & Case W. Danilowicz, W. Jurcewicz i Wspolnicy - Kancelaria Prawna Spolka Komandytowa(*)

     (H) The consent of Dominik Radziwill, Undersecretary of State in the Ministry of Finance, Republic of Poland(*)

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(*) Previously filed as an exhibit to this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Warsaw on July 16, 2009.

THE STATE TREASURY OF THE REPUBLIC OF POLAND, represented by the Minister of Finance


                 By /s/ Dominik Radziwill
                    ---------------------
                 Name:  Dominik Radziwill
                 Title: Undersecretary of State in the Ministry
                        of Finance, Republic of Poland

                                  EXHIBIT INDEX

Exhibit
Number                                   Description
-------      -------------------------------------------------------------------
A       --   Fiscal Agency Agreement dated July 15, 2009 among the State
             Treasury of the Republic of Poland, represented
             by the Minister of Finance, Citibank N.A., London, and Dexia
             Banque Internationale a Luxembourg, societe anonyme
B       --   Form of Note (attached to the Fiscal Agency Agreement under A above)
C       --   Form of Underwriting Agreement(*)
D       --   Opinion of the Director of the Legal Department, Ministry of
             Finance, Republic of Poland as to the legality of the securities*
E       --   Opinion of White & Case LLP,  U.S. counsel,  and White & Case
             W. Danilowicz, W. Jurcewicz i Wspolnicy - Kancelaria Prawna
             Spolka  Komandytowa,  Polish counsel, to the Republic of Poland as to the legality of the securities(*)
F       --   The consent of the Director of the Legal Department, Ministry of
             Finance, Republic of Poland(*)
G       --   The consents of White & Case LLP and White & Case W. Danilowicz,
             W. Jurcewicz i Wspolnicy  - Kancelaria Prawna Spolka Komandytowa(*)
H       --   The consent of Dominik Radziwill, Undersecretary of State in the
             Ministry of Finance, Republic of Poland(*)

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(*) Previously filed as an exhibit to this Registration Statement.